SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2003

Mestek, Inc.

(Exact name of registrant as specified in its chapter)

Pennsylvania	1-448	25-0661650
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

260 North Elm Street, Westfield, MA		01085
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (413)-568-9571

      Item 5 – Other Events

On December 9, 2003, Mestek, Inc. (“Company”) issued a notice to its directors and executive officers regarding the commencement of blackout period in the Company’s common stock due to the transition of the assets of several 401-K retirement plans sponsored by the Company, which include investments in the Company’s common stock, to a new record keeper. A copy of said notice is attached hereto as Exhibit 99.9. The amount of common stock held as investments under the several 401-K retirement sponsored by the Company is 8,349 shares as of December 4, 2003. This represents less than one tenth of one percent of the issued and outstanding shares of the Company’s common stock.

      Item 7 — Financial Statements and Exhibits

(a)     Not applicable

(b)     Not applicable

(c)     Exhibits:

Exhibit	Description
99.9	Memorandum dated December 8, 2003

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MESTEK, INC.

By /s/ Stephen M. Shea
Stephen M. Shea
Senior Vice President
Chief Financial Officer
Date: December 9, 2003